Exhibit 99.3

TREES CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the financial statements of TREES Corporation (“TREES”) and Ancient Alternatives LLC, Natural Alternatives For Life, LLC, Mountainside Industries, LLC, Hillside Enterprises, LLC, and GT Creations, LLC, each a Colorado limited liability company (collectively, the “Green Tree Combined Entities”). The pro forma condensed combined financial information gives effect to TREES Corporation’s December 12, 2022 acquisition of the Green Tree Combined Entities as if it had occurred on January 1, 2021 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2022 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•

TREES Corporation’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, as contained in the Form 10-K filed on March 25, 2022 with the United States Securities and Exchange Commission (the “SEC”) as amended by Form 10-K/A filed with the SEC on August 9, 2022.

•

TREES Corporation’s unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2022, as contained in the Form 10-Q filed on November 14, 2022 with the SEC.

•	Green Tree Combined Entities audited financial statements as of and for the year ended December 31, 2021 and 2020, contained elsewhere herein.
•	Green Tree Combined Entities unaudited condensed financial statements as of and for the nine months ended September 30, 2022, contained elsewhere herein.
•	The other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of TREES Corporation and the Green Tree Combined Entities and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on TREES Corporation’s accounting policies. Further review may identify additional differences between the accounting policies of TREES Corporation and the Green Tree Combined Entities. The unaudited pro forma adjustments and the pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of TREES Corporation’s future financial position or operating results.

TREES CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

	TREES	Green Tree	Pro Forma		Pro Forma
	Corporation	Combined Entities	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents and restricted cash	$6,002,160	$316,493	$(312,565)	(A)	$6,006,088
	—	—	(500,000)	(B)	(500,000)
Promissory note receivable	—	111,974	(111,974)	(A)	—
Accounts receivable, net	165,217	—	—		165,217
Inventories, net	1,201,293	1,125,080	463,374	(C)	2,789,747
Prepaid expenses and other current assets	168,553	10,191	(10,191)	(A)	168,553
Total current assets	7,537,223	1,563,738	(471,356)		8,629,605

Right-of-use operating lease asset	2,951,736	886,124	—		3,837,860
Property and equipment, net	606,474	1,241,235	(552,580)	(D)	1,295,129
			(88,655)	(E)	(88,655)
Intangible assets, net	2,087,946	—	950,000	(F)	3,037,946
Goodwill	14,612,038	—	3,735,254	(F)	18,347,292
Other non-current assets	—	104,345	(104,345)	(A)	—
Total assets	$27,795,417	$3,795,442	$3,468,318		$35,059,177

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable and accrued expenses	$2,195,532	$389,897	$(389,897)	(A)	$2,195,532
Interest payable	63,000	—	—		63,000
Income tax payable	254,000	—	—		254,000
Operating lease liability, current	663,883	529,084	—		1,192,967
Accrued stock payable	60,900	—	—		60,900
Accrued dividends	70,800	—	—		70,800
Warrant derivative liability	13,358	—	—		13,358
Note payable -current	1,307,569	—	—		1,307,569
Total current liabilities	4,629,042	918,981	(389,897)		5,158,126

Operating lease liability, non-current	2,343,362	438,830	—		2,782,192
Long-term notes payable (net of discount)	12,146,691	—	3,500,000	(B)	15,646,691
Related party long-term notes payable (net of discount)	332,204	—	—		332,204
Total Liabilities	19,451,299	1,357,811	3,110,103		23,919,213
Commitments and contingencies	—	—	—		—

Stockholders’ Equity (Deficit)
Preferred stock, no par value; 5,000,000 shares authorized; 1,180 shares issued and outstanding, respectively	1,073,446	—	—		1,073,446
Common stock, $0.001 par value; 200,000,000 shares authorized; 62,266,275 shares issued and outstanding	96,192	—	—		96,192
Additional paid-in capital	94,814,583	—	2,966,292	(B)	97,780,875
Accumulated deficit	(87,640,103)	2,437,631	(2,608,077)	(A)	(87,810,549)
Total Stockholders’ Equity (Deficit)	8,344,118	2,437,631	358,215		11,139,964
Total Liabilities and Stockholders’ Equity (Deficit)	$27,795,417	$3,795,442	$3,468,318		$35,059,177

TREES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

	TREES	Green Tree	Pro Forma		Pro Forma
	Corporation	Combined Entities	Adjustments		Combined
Revenue
Total revenue	9,986,212	7,210,561	—		17,196,773

Costs and expenses
Cost of sales	5,856,995	4,475,000	—		10,331,995
Selling, general and administrative	4,001,816	2,342,447	—		6,344,263
Stock-based compensation expense	156,961	—	—		156,961
Professional fees	716,410	152,572	—		868,982
Depreciation and amortization	190,770	224,714	(63,464)	(A)(B)	352,020
Total costs and expenses	10,922,952	7,194,733	(63,464)		18,054,221

Operating (loss) income	(936,740)	15,828	63,464		(857,448)

Other expenses (income)
Amortization of debt discount and equity issuance costs	1,716,334	—	—		1,716,334
Interest expense	564,229	—	—		564,229
Loss on extinguishment of debt	310,622	—	—		310,622
Gain on derivative liability	(14,959)	—	—		(14,959)
Gain on sale of assets	(13,000)	—	—		(13,000)
Other (income), net	—	(4,563)	—		(4,563)
Total other expenses (income), net	2,563,226	(4,563)	—		2,558,663

Net (loss) income from continuing operations before income taxes	$(3,499,966)	$20,391	$63,464		$(3,416,111)

Provision for income taxees	254,000	—	—		254,000

Loss from continuing operations	(3,753,966)	20,391	63,464		(3,670,111)

Income from discontinued operations, net of tax	5,478	—	—		5,478
Net loss	$(3,748,488)	$20,391	$63,464		$(3,410,633)

Accrued preferred stock dividend	(70,800)	—	—		(70,800)

Net (loss) income attributable to common stockholders	$(3,819,288)	$20,391	$63,464		$(3,481,433)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.04)	—	$0.00		$(0.03)
Net loss from discontinued operations per share	$0.00	—	$0.00		$0.00
Net loss attributable to common stockholders per share	$(0.04)	—	$0.00		$(0.03)
Weighted average number of common shares outstanding	96,046,246	—	17,977,528		114,023,774

TREES CORPORATION

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2021

	TREES	Green Tree	Pro Forma		Pro Forma
	Corporation	Combined Entities	Adjustments		Combined
Revenue
Total revenue	5,927,199	10,163,640	—		16,090,839

Costs and expenses
Cost of sales	4,439,478	6,799,810	—		11,239,288
Selling, general and administrative	2,764,780	3,066,298	88,655	(C)	5,919,733
Stock-based compensation expense	307,963	—	—		307,963
Professional fees	927,390	97,245	—		1,024,635
Depreciation and amortization	500,574	296,824	(81,824)	(A)(B)	715,574
Total costs and expenses	8,940,185	10,260,177	6,831		19,207,193

Operating loss	(3,012,986)	(96,537)	(6,831)		(3,116,354)

Other expenses (income)
Amortization of debt discount and equity issuance costs	689,348	—	—		689,348
Interest expense	622,469	—	—		622,469
Loss on extinguishment of debt	233,374	—	—		233,374
Loss on impairment of assets	3,010,420				3,010,420
Loss on derivative liability	990,066	—	—		990,066
Other (income), net	(131,512)	(8,374)	—		(139,886)
Total other expenses (income), net	5,414,165	(8,374)	—		5,405,791

Net loss from continuing operations	$(8,427,151)	$(88,163)	$(6,831)		$(8,522,145)

Loss from discontinued operations	(442,228)	—	—		(442,228)
Loss from operations	$(8,869,379)	$(88,163)	$(6,831)		$(8,964,373)

Deemed dividend	—	—	—		—

Loss attributable to common stockholders	$(8,869,379)	$(88,163)	$(6,831)		$(8,964,373)

Per share data - Basic and diluted
Net loss from continuing operations per share	$(0.12)	—	$(0.00)		$(0.10)
Net loss from discontinued operations per share	$(0.01)	—	$0.00		$(0.01)
Net loss attributable to common stockholders per share	$(0.13)	—	$(0.00)		$(0.10)
Weighted average number of common shares outstanding	69,537,731	—	17,977,528		87,515,259

TREES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of TREES Corporation and the Green Tree Combined Entities. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2021 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2022 and for the year ended December 31, 2021 and on September 30, 2022 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

NOTE 2. DESCRIPTION OF THE TRANSACTION

On December 12, 2022, TREES Corporation completed the acquisition of substantially all of the assets of the Green Tree Combined Entities. At the closing, the Company delivered to the Green Tree Entities an aggregate of cash equal to $500,000 and delivered to equity holders of the Green Tree Entities an aggregate of 17,977,528 shares (“Buyer Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). An additional $3,500,000 in cash will be paid by the Company to the Green Tree Entities in fifteen (15) equal monthly payments commencing on the 9-month anniversary of the closing. The number of Buyer Shares is subject to adjustment based upon a formula specified in the definitive purchase agreement. The Company assumed certain liabilities at closing, including certain manufacturing agreements between GT Creations and affiliates of the Green Tree Entities.

NOTE 3.PURCHASE PRICE ALLOCATION

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Cash	$3,928
Fixed assets	688,655
Inventory	1,588,454
Tradename	950,000
Goodwill	3,735,255
Total Purchase Price Consideration	$6,966,292

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

NOTE 4.PRO FORMA ADJUSTMENTS

The following pro forma adjustments give effect to the transaction:

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2022

Note A	To remove Green Tree Combined Entities assets and liabilities that were not acquired or assumed
Note B	To record cash, additional paid in capital, common stock, and promissory note as consideration
Note C	To record revaluation of certain inventory acquired from the Green Tree Combined Entities
Note D	To remove certain property and equipment not acquired from the Green Tree Combined Entities
Note E	To write-off certain property and equipment assets that were acquired but do not meet the value threshold for capitalization under TREES Corporation’s accounting policy
Note F	To record goodwill and intangibles for the acquisition

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Nine Months Ended September 30, 2022

Note A	To adjust depreciation expense to remove depreciation for assets not acquired
Note B	To record amortization of intangibles acquired from the Green Tree Combined Entities

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Year Ended December 31, 2021

Note A	To adjust depreciation expense to remove depreciation for assets not acquired
Note B	To record amortization of intangibles acquired from the Green Tree Combined Entities
Note C	To write-off certain property and equipment assets that were acquired but do not meet the value threshold for capitalization under TREES Corporation’s accounting policy